Exhibit 99.4

Forward-looking statements

This report includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. We identify forward-looking statements in this report by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may be,” “objective,” “plan,” “predict,” “project,” “will be” and similar words or phrases, or the negative thereof. These forward-looking statements are not guarantees of future performance and are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

•	changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively mandated;

•	labor shortages and our ability to attract and retain experienced personnel, especially members of our senior management team;

•	changes in the Medicaid program;

•	successful integration of acquired businesses;

•	the size of our self-insurance reserves and changes in the insurance market that affect our ability to obtain coverage at reasonable rates;

•	existing government regulations and changes in, or the failure to comply with, governmental regulations or the interpretations thereof;

•	litigation;

•	our ability to maintain, expand and renew existing services contracts and to obtain additional contracts to provide services to the special needs populations we serve;

•	changes in trends favoring the privatization of social services because of political, economic, social and legal influences;

•	our ability to establish and maintain relationships with government agencies and advocacy groups;

•	our ability to maintain our status as a licensed service provider in certain jurisdictions;

•	the degree to which our government contracts are scrutinized;

•	our ability to control operating costs and collect accounts receivable;

•	our significant amount of debt, our ability to meet our debt service obligations and our ability to incur more debt;

•	increased or more effective competition;

•	conditions in the financial markets; and

•	possible conflict between the interests of our large equity holder and those of the holders of the notes.

In addition, please refer to the “Risk Factors” in Exhibit 99.5 for a more detailed discussion of factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements.

Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Such forward-looking statements speak only as of the date on which such statements are made. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.